================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Worthington Industries, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
  WORTHINGTON INDUSTRIES, INC.:

     Notice is hereby given that the 1999 Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") will be held at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio on September 23, 1999 at 2:00 p.m., local time. The meeting is being held for the following purposes:

          1.  To elect four directors, each for a term of three years.

          2. To ratify the selection of the firm of Ernst & Young LLP as auditors of the Company for the fiscal year ending May 31, 2000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                           Very truly yours,

                                           CHARLES D. MINOR, Secretary

August 16, 1999

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085
                                 (614) 438-3210

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     The enclosed Proxy is being solicited by the Board of Directors of Worthington Industries, Inc. for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 23, 1999, or any adjournment(s) thereof, and is being mailed to shareholders on or about August 16, 1999. Without affecting any vote previously taken, the Proxy may be revoked by a shareholder at any time before it is voted by delivering to the Company a later-dated Proxy or by giving notice of revocation to the Company in writing or in open meeting. All Proxies received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted (1) FOR the election as directors of the nominees listed below under "ELECTION OF DIRECTORS;" and (2) FOR the ratification of the selection of auditors.

     The cost of soliciting the Proxy will be borne by the Company. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies for a fee of approximately $2,000 plus out-of-pocket expenses. Solicitation of proxies may also be made by mail, personal interview, telephone, facsimile or telegraph by the directors or regularly engaged officers and employees of the Company who will not receive additional compensation for such activities.

     As used herein, the term "Company" means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term "Common Shares" means shares of the Company's Common Stock, no par value.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

     The total number of outstanding Common Shares entitled to vote at the Annual Meeting is 89,733,956 shares. Only shareholders of record at the close of business on August 6, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Each shareholder is entitled to one vote for each Common Share held. There are no cumulative voting rights in the election of directors.

     Common Shares represented by signed Proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker /dealers, who hold their customers' Common Shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit Proxies for such Common Shares and may vote such Common Shares on some matters, but broker/dealers may not vote such Common Shares on other matters without specific instructions from the customer who owns such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such Proxies count toward the establishment of a quorum. Abstentions, broker non-votes and other shares not voted will not be counted as shares voted on any of the proposals and the number of shares on which a plurality or a majority is required will be reduced by the number of broker non-votes and shares not voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the only person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares on July 31, 1999:

                                                          COMMON SHARES        % OF COMMON
                 NAME AND ADDRESS OF                      BENEFICIALLY            SHARES
                  BENEFICIAL OWNER                            OWNED            OUTSTANDING
                 -------------------                   -------------------   ----------------
John H. McConnell....................................     16,140,432(1)           17.9%
1205 Dearborn Drive
Columbus, Ohio 43085

---------------

(1) Includes 13,402,982 Common Shares which are held of record by JDEL, Inc. ("JDEL"), a Delaware corporation, which is a wholly-owned subsidiary of JMAC, Inc. ("JMAC"), a private investment company. Mr. McConnell is the President of JDEL, and the directors of JDEL have given Mr. McConnell sole voting and investment power with respect to the Common Shares of the Company held by JDEL. JMAC is substantially owned, directly or indirectly, by John
    P. McConnell and a family partnership of John H. McConnell, John P. McConnell and their families. Also included are 50,000 Common Shares subject to currently-exercisable options and 506,250 Common Shares held by John H. McConnell's wife, as to which 506,250 Common Shares beneficial ownership is disclaimed. The table does not include 2,428,312 Common Shares (2.7% of Common Shares outstanding) held by an independent trustee, in trust for the benefit of Mr. McConnell's wife, his adult daughter and his son, John P. McConnell, over which Common Shares the trustee has investment and voting power, subject to the approval of Mrs. McConnell. Beneficial ownership of these 2,428,312 Common Shares is disclaimed.

                             ELECTION OF DIRECTORS

     The Board of Directors has designated the nominees listed below for election as directors of the Company for terms expiring in 2002. The enclosed Proxy will be voted as specified thereon, or if no instructions are given, FOR the following nominees; however, the persons designated as proxies reserve full discretion to cast votes for other persons in the event the nominee who would otherwise receive the votes is unable to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Under Ohio law and the Company's Code of Regulations, the four nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of Proxy.

     The following table sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue, and certain information, as of July 31, 1999, with respect to each nominee, continuing director, executive officer named in the

Summary Compensation Table who is not a nominee or continuing director and all directors and executive officers as a group.

                               DIRECTOR
                             CONTINUOUSLY                     PRINCIPAL                         COMMON SHARES
        NAME AND AGE            SINCE                        OCCUPATION                    BENEFICIALLY OWNED (1)
        ------------         ------------                    ----------                    ----------------------
                                        NOMINEES FOR TERMS EXPIRING IN 2002
John S. Christie, 49              N/A       President & Chief Operating Officer                       5,968
Michael J. Endres, 51             N/A       Principal Owner in Stonehenge Holdings, Inc.,
                                            a merchant-banking investment company                    20,100
Peter Karmanos, Jr., 56          1997       Chairman, Chief Executive Officer and
                                            Co-Founder of Compuware Corporation, which
                                            develops and sells software products and
                                            services                                                 10,000
John H. McConnell, 76            1955       Chairman Emeritus & Founder                          16,140,432(2)

                                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000
John B. Blystone, 46             1997       Chairman, President & Chief Executive Officer
                                            of SPX Corporation, which provides
                                            components, service solutions and services
                                            support to the motor vehicle industry                     5,000
Charles R. Carson, 70            1986       Retired Senior Vice President, General
                                            Electric Company, a diversified technology,
                                            manufacturing and services company                        3,375
William S. Dietrich, 61          1996       Chairman, Dietrich Industries, Inc., a
                                            subsidiary of the Company                                28,000
John F. Havens, 72               1988       Private Investor, Retired Chairman of Banc
                                            One Corporation, a bank holding company                   2,250
Charles D. Minor, 72             1962       Counsel, Vorys, Sater, Seymour and Pease LLP,
                                            Attorneys at Law (3)                                    146,453(4)

                                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2001
John P. McConnell, 45            1990       Chairman & Chief Executive Officer                    1,096,318(5)
Robert B. McCurry, 76            1972       Retired Senior Advisor to President, Toyota
                                            Motor Sales, USA, Inc., which sells and
                                            distributes transportation vehicles                      50,455(6)
Gerald B. Mitchell, 71           1986       Retired Chairman & Chief Executive Officer,
                                            Dana Corporation, a supplier of vehicular and
                                            industrial products                                       2,584
Mary Schiavo, 43                 1998       Attorney                                                     --

                                          NAMED EXECUTIVES, NON-DIRECTORS
John T. Baldwin, 42               N/A       Vice President & Chief Financial Officer                 18,000
Edward A. Ferkany, 62             N/A       Executive Vice President                                 83,352
Donal H. Malenick, 60             N/A       President & Chief Operating Officer, retired
                                            May 31, 1999                                            930,972
Ralph V. Roberts, 52              N/A       President, The Worthington Steel Company                 20,727
All directors, nominees, and executive officers as a group (21 people)...................        18,642,424(7)

---------------

(1) All amounts are as of July 31, 1999 unless otherwise indicated, each named person has sole voting and investment power over the listed Common Shares, or shares such power with his or her spouse. Common Shares subject to currently-exercisable options are included in the shareholdings of the executive officers, see "Executive Compensation -- Option Exercises and Holdings." John H. McConnell (17.9%), John P. McConnell (1.2%) and Donal H.

    Malenick (1%) are the only directors, nominees or executive officers with beneficial ownership of more than 1% of the Company's outstanding Common Shares.

(2) See "Security Ownership of Certain Beneficial Owners."

(3) Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during its last fiscal year and is rendering legal services to the Company in the current fiscal year.

(4) Includes 45,500 Common Shares held by Mr. Minor's wife. Beneficial ownership of these Common Shares is disclaimed.

(5) Included are 29,879 Common Shares held by John P. McConnell as custodian for his minor children. Also includes 118,000 Common Shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has voting and investment power. Also included are 149,428 Common Shares held in The McConnell Educational Foundation, which benefits third parties, of which John P. McConnell is a co-trustee and shares voting and investment power. Beneficial ownership of these Common Shares is disclaimed. See also footnote
    (1) under "Security Ownership of Certain Beneficial Owners."

(6) These 50,455 Common Shares are held by Mr. McCurry and his wife as trustees of a family trust.

(7) See Notes 1-6 above. These 18,642,424 Common Shares represent 20.7% of the Company's outstanding Common Shares.

     The principal occupation of each of the nominees and directors during the past five years has been as indicated in the table above under "Principal Occupation," except as follows:

     John P. McConnell became Chief Executive Officer on June 1, 1993, and Chairman of the Board in September 1996. John P. McConnell is John H. McConnell's son.

     John H. McConnell's principal occupation had been the Chief Executive Officer of the Company from its founding in 1955 until May 31, 1993 at which time he retired as CEO. He remained Chairman of the Board until September 1996 when he resigned that position and assumed the role of Chairman Emeritus and Founder.

     Mr. Christie succeeded Donal H. Malenick who retired as President and Chief Operating Officer ("COO") on May 31, 1999. Mr. Christie had served as President of JMAC, Inc., (see footnote 1 under Security Ownership of Certain Beneficial Owners) from 1995 through 1999. From 1988 through 1995 Mr. Christie was Senior Vice President, Corporate Development for Battelle Memorial Institute, a non-profit research and development institute, responsible for global business development, marketing strategy development and community relations.

     Mr. Blystone was Vice President-General Manager of GE Superabrasives in Columbus, Ohio from 1991 through 1994. In 1994, he became President and Chief Executive Officer of Nuovo Pignone and The Europe Power Pole Plus of GE Power Systems in Florence, Italy, a division of General Electric, positions which he held until December 1995. At that time, Mr. Blystone accepted the positions of Chairman, President and Chief Executive Officer of SPX Corporation.

     Ms. Schiavo works as a Professor at The Ohio State University since 1997 as well as a practicing attorney. Prior to 1997 she was Inspector General for the
U. S. Department of Transportation for seven years. In 1996, she worked as a Consultant and on-air commentator for ABC News. Also from 1996 to 1998 she worked as a writer and consultant.

     Mr. Endres was Chairman of Banc One Capital Partners, a financing entity, as well as Vice Chairman of BancOne Capital Corporation, an investment brokerage firm, for the five years preceding his move to Stonehenge Investors, Inc. on August 1, 1999.

     The following directors and nominees are also directors of the companies listed opposite their names:

Mr. Blystone.........................  SPX Corporation
Mr. Christie.........................  Neoprobe Corporation
Mr. Dietrich.........................  Carpenter Technologies Corporation; Mallard Fund
Mr. Endres...........................  BancOne Capital Corporation
Mr. Havens...........................  The W. W. Williams Company; Cardinal Health, Inc.;
                                       Banc One Corporation (emeritus)
Mr. Karmanos.........................  Compuware Corporation
Mr. J. P. McConnell..................  Alltel Corporation
Mr. Mitchell.........................  George Weston, Ltd. (Canada); West Point Stevens, Inc.

     Five meetings of the directors of the Company were held during the fiscal year ended May 31, 1999. With the exception of Mr. Karmanos, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors and (ii) the total number of meetings held by all committees of the directors on which he served.

COMPENSATION OF DIRECTORS

     Non-management directors are paid $6,000 per quarter plus $1,500 for each attendance at board meetings and $1,000 ($1,500 for committee chairmen) for each attendance at meetings of committees of the directors.

     The Company has adopted the Worthington Industries, Inc. Deferred Compensation Plan for Directors pursuant to which the directors may elect to defer a portion of their directors' fees. Under the Plan, participants may generally elect to defer payment of these amounts until a specified date or until they are no longer associated with the Company. Amounts deferred under this Plan are converted into theoretical shares which increase or decrease in value based upon (i) the change in the Company's book value per share (adjusted to eliminate the effects of events outside normal business operations), plus
(ii) the equivalent of cash dividends per share.

COMMITTEES OF DIRECTORS

     The directors of the Company have an Audit Committee, whose members are Messrs. Carson, Karmanos, Minor and Petropoulos and Ms. Schiavo. The Committee met two times during fiscal 1999. Its functions are to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's auditors, and to recommend to the directors a firm of accountants to serve as the Company's auditors.

     The directors of the Company have a Compensation and Stock Option Committee. Members are Messrs. Blystone, Havens, Mitchell and McCurry. The Committee met three times during fiscal 1999. Its functions are to set and review all base and bonus compensation for officers of the Company and to administer the Company's Stock Option and Long-Term Incentive Plans.

     The directors of the Company have a Nominating Committee, the members of which are Messrs. Klisares, McCurry and John P. McConnell. The Committee met one time during fiscal 1999. Its function is to recommend to the directors persons to be nominated for election as directors. The Committee will consider nominees recommended by shareholders, provided that such nominations are submitted in writing not later than May 31 preceding the meeting to John P. McConnell, 1205 Dearborn Drive, Columbus, Ohio 43085. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the Committee.

     In accordance with the Company's Code of Regulations, any shareholder wishing to make a nomination of a director otherwise than through the Nominating Committee must give notice to the Secretary of the Company not less than 14 nor more than 50 days prior to the meeting at which directors will be elected, unless shareholders are given less than 21 days notice of the meeting, in which case shareholder nominations would be permissible up to 7 days after the notice of the meeting has been mailed. The notice of nomination must include the nominee's name, address and principal occupation, the number of shares held beneficially by such nominee and the nominating shareholder, a written consent of the proposed nominee to serve if elected, and any other information concerning the nominee required to be disclosed under the laws and regulations governing proxy solicitations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, during fiscal 1999, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were complied with except Mr. Malenick was one month late in filing a Form 4 with respect to shares acquired by him in June 1998.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information for the fiscal years ended May 31, 1999, 1998 and 1997 as to cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its four other most highly compensated executives (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                               ANNUAL COMPENSATION             -----------------------------
                             YEAR     --------------------------------------   SECURITIES
    NAME AND PRINCIPAL       ENDED                            OTHER ANNUAL     UNDERLYING       ALL OTHER
POSITION LAST FISCAL YEAR   MAY 31    SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)    COMPENSATION($)
-------------------------   -------   ---------   --------   ---------------   -----------   ---------------
John P. McConnell            1999      400,000    526,750            --          120,000           8,866
Chairman & CEO               1998      400,000    494,550            --           60,000           8,491
                             1997      325,000    470,000            --           60,000           7,069
Donal H. Malenick            1999      260,000    397,325            --               --         423,846
President & COO,             1998      260,000    370,325            --           30,000         526,103
  retired May 31, 1999       1997      260,000    350,075            --           30,000         396,185
Edward A. Ferkany*           1999      175,000    287,400            --           50,000          82,819
Executive Vice President     1998      175,000    267,100            --           10,000          92,874
                             1997      175,000    252,000            --           20,000          69,552
Ralph V. Roberts**           1999      147,500    310,000            --          100,000           7,978
President, The Worthington   1998      118,333    260,933            --           10,000           7,502
  Steel Company              1997           --         --            --               --              --
John T. Baldwin***           1999      108,333    215,000            --          100,000             269
Vice President &             1998       67,844    145,000        23,986           10,000             174
  Chief Financial Officer    1997           --         --            --               --              --

---------------

  * Mr. Ferkany served as Group Vice President-Processed Steel for the Company from 1992 until June 1998 when he was named Executive Vice President.

 ** Mr. Roberts served as President of WAVE, a joint venture between the Company and Armstrong World Industries, Inc., from its formation in June 1992 until he became Vice President -- Corporate Development in June 1997. In June 1998 Mr. Roberts was named Group President of Worthington Steel.

*** Mr. Baldwin began working for the Company in September 1997 as Treasurer. In
    December 1998 he became Vice President & Chief Financial Officer. Prior to joining the Company, Mr. Baldwin served as Assistant Treasurer of Tenneco, Inc. from 1994 until September 1997.

     The Company has adopted the Worthington Industries, Inc. Deferred Compensation Plan for Executive Officers, pursuant to which certain executive officers may elect to defer a portion of their bonuses. Under this Plan, participants may generally elect to defer payment of these amounts until a specified date or until they are no longer associated with the Company. Amounts deferred under this Plan are converted into theoretical shares which increase or decrease in value based upon (i) the change in the Company's book value per share (adjusted to eliminate the effects of events outside normal business operations), plus (ii) the equivalent of cash dividends per share. Any amounts deferred under this Plan for the Named Executives are included in the "Bonus" column. For fiscal 1999, Messrs. Malenick and Ferkany had $411,702 and $72,700 respectively, accrued on amounts in their Deferred Compensation Plan accounts, which is included in "All Other Compensation."

     The Named Executives also participate in the Company's Deferred Profit Sharing Plan (the "Deferred Plan"), together with substantially all of the other regular full-time employees of the

Company except those represented by labor unions. Contributions made by the Company are based on profits and are allocated quarterly to employee accounts based upon total compensation and length of service. Distributions under the Deferred Plan are generally deferred until retirement, death or total and permanent disability. In addition to the contributions made by the Company, the Named Executive Officers may elect to make additional voluntary contributions from their salary or bonus. These voluntary contributions are included in the "Salary" or "Bonus" columns, as appropriate, in the Summary Compensation Table. Allocations under the Deferred Plan attributable to Company contributions for fiscal 1999 for the benefit of Messrs. McConnell ($6,875), Malenick ($6,951), Ferkany ($6,891) and Roberts ($6,891) are included as "All Other Compensation."

     Also included in "All Other Compensation" for the fiscal 1999 are the following costs of providing term life insurance for the benefit of the Named
Executives: Messrs. McConnell ($1,991); Malenick ($5,192); Ferkany ($3,228); Roberts ($1,087) and Baldwin ($269).

OPTION GRANTS:

     The following table sets forth information with respect to individual grants of stock options made to the Named Executives during fiscal 1999.

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                ANNUAL RATES OF STOCK
                        COMMON SHARES   % OF TOTAL                               PRICE APPRECIATION
                         UNDERLYING     OPTIONS TO   EXERCISE OR                 FOR OPTION TERM(1)
                           OPTIONS      EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------
         NAME            GRANTED (#)      IN FY        ($/SH)         DATE       5%($)       10%($)
         ----           -------------   ----------   -----------   ----------    -----       ------
J. P. McConnell.......     120,000(2)      5.57         13.00       11/18/08    981,076    2,486,238
D. H. Malenick........          --           --            --             --         --           --
E. A. Ferkany.........      50,000(2)      2.32         13.00       11/18/08    408,781    1,035,932
R. V. Roberts.........     100,000(2)      4.64         13.00       11/18/08    817,563    2,071,865
J. T. Baldwin.........     100,000(2)      4.64         13.00       11/18/08    817,563    2,071,865

---------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only, and assume the options are held until their expiration date. Actual realized values, if any, on option exercises will be dependent upon the actual appreciation in the price of the Common Shares of the Company between the grant date and the date they are exercised. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(2) The options become exercisable in 20% per year increments on each anniversary of their effective date. In the event of a change in control of the Company (as defined in the applicable plan), unless the Board of Directors explicitly provides otherwise, all stock options which have been outstanding at least six months before the date of such change in control become fully exercisable.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of stock options during fiscal 1999 and unexercised stock options held as of May 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND OPTION VALUES

                                                                  NUMBER OF
                                                                COMMON SHARES         VALUE (1) OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                             OPTIONS AT 5/31/99            AT 5/31/99 ($)
                               SHARES                     -------------------------   -------------------------
                            ACQUIRED ON     VALUE (1)         NOT                         NOT
NAME                        EXERCISE (#)   REALIZED ($)   EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
----                        ------------   ------------   -----------   -----------   -----------   -----------
J. P. McConnell...........       -0-             -0-        214,000       76,000          -0-             -0-
D. H. Malenick............       -0-             -0-            -0-       50,000          -0-             -0-
E. A. Ferkany.............       -0-             -0-         74,000       66,500          -0-         145,314
R. V. Roberts.............       -0-             -0-        109,200       15,800          -0-         32, 290
J. T. Baldwin.............       -0-             -0-        108,000        2,000          -0-             -0-

---------------

(1) Pre-tax value based on the spread between the exercise price and the May 28, 1999, the last working day of the Company's fiscal year, closing price of $12.81 per share.

LONG-TERM INCENTIVE PLAN AWARDS

     The following incentive table sets forth information with respect to incentive awards made to the Named Executives during the fiscal year ended May 31, 1999 under the Company's Long-Term Incentive Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                    ESTIMATED FUTURE PAYOUTS UNDER
                                                                      NON-STOCK PRICE-BASED PLANS
                                                                   ---------------------------------
                               PERFORMANCE OR OTHER PERIOD UNTIL     THRESHOLD     TARGET    MAXIMUM
NAME                                 MATURATION OR PAYOUT               ($)          ($)       ($)
----                           ---------------------------------   -------------   -------   -------
J. P. McConnell..............   Three year period ended 5/31/01       100,000      200,000   300,000
D. H. Malenick...............   Three year period ended 5/31/01       150,000      350,000   450,000
E. A. Ferkany................   Three year period ended 5/31/01         7,500       15,000    22,500
R. V. Roberts................   Three year period ended 5/31/01         5,000       10,000    15,000
J. T. Baldwin................   Three year period ended 5/31/01         5,000       10,000    15,000

     Payouts of awards are tied to achieving specified levels (threshold, target and maximum) of economic value added and of earnings per share growth for the performance period, with each performance measure carrying a 50% weighting. If the performance level falls between threshold and target, or between target and maximum, the award is prorated. Under the Plan, payouts will generally be made in August following the end of the period. Performance awards may be paid in cash, shares, other property or any combination thereof, in the sole discretion of the Compensation and Stock Option Committee at the time of payment.

EXECUTIVE COMPENSATION REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Committee Report and the information under "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN" shall not be incorporated by reference into any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  General Compensation Philosophy

     A basic philosophy of Worthington Industries, Inc. is that all regular full-time, nonunion employees of the Company have a meaningful portion of their total compensation tied to the profitability of the Company. In furtherance of this philosophy, all such employees in general participate in either the Company's cash profit sharing plan or the executive cash bonus plan (the "Bonus Plan") which has been in place since the 1960's. Cash profit sharing, which covers the majority of the Company's employees, is computed as a fixed percentage of quarterly profits.

     The Company's CEO, its other executive officers and certain other key employees, participate in the Bonus Plan. Under the Bonus Plan, bonuses paid to participants are computed as a percentage of the Company's income before taxes, but after adjustment for contributions to the Company's Deferred Plan. The total amount of bonuses paid to all participants in the Bonus Plan may not exceed 15% of the Company's pre-tax income. Bonuses are paid quarterly based upon the quarterly financial results and generally account for in excess of 45% of a participant's total compensation.

  Compensation for Executives

     Since bonus payments account for such a large percentage of total compensation and since bonuses are tied to the Company's profitability, the largest variable in determining total compensation of the CEO, the executive officers, and other participants in the Bonus Plan is the profitability of the Company. However, bonuses can be adjusted, up or down, based on the individual's performance, subjectively determined by his or her supervisor, the CEO or the Compensation and Stock Option Committee (the "Compensation Committee") as appropriate.

     In setting base salaries for the CEO and the executive officers, the Compensation Committee, which is comprised of outside directors, has reviewed information regarding compensation paid by other manufacturing companies of similar size to officers with similar responsibilities. It is the Compensation Committee's intent to set base salaries at levels so that when the Company performs well, the bonus payments (which are tied to Company income) would put Company officers in the upper range of total compensation being paid to officers of comparable companies. Conversely, should the Company's performance be below that of comparable companies, total executive compensation would fall below the average compensation range.

  Performance of the CEO

     Consistent with the philosophy behind the Bonus Plan, profitability of the Company has been the primary variable in the compensation paid to John P. McConnell, the Company's CEO.

     Toward the end of fiscal 1998, the Company made the strategic decision to focus its efforts on its steel processing and metals related businesses, and to divest its custom products and cast products segments. Management met the Company's goal of successfully completing the divestitures during fiscal 1999. In addition, the Company has undertaken a number of major strategic actions in recent years, including acquisitions, the formation of joint ventures, and significant investment in new plants and equipment for the Company's steel processing and metals related businesses. The Compensation Committee believes that these actions, headed by the CEO and the Management team, are in the best interest of the Company and will have a significant positive long-term impact on the Company.

     As reported in past years, the Compensation Committee believes that the CEO's total compensation was below that of CEO's of comparable companies. Accordingly, effective March 1, 1997, the Compensation Committee increased the base salary of the CEO to move his compensa-tion closer to that provided by comparable companies. Likewise, the implementation of the long-term incentive program discussed below, enables the Compensation Committee to add long-term incentive pay to the CEO's compensation package to make it more competitive with that provided by comparable companies, while at the same time further tying the CEO's compensation to Company performance.

     For the year, the Company's earnings per share decreased due to a change in accounting and losses on the sale of certain of the Company's divested plastics operations. Earnings per share from continuing operations increased 6%, despite start up losses at the new steel processing plants and expenses tied to Year 2000 readiness. Mr. McConnell's base wages were the same as in fiscal 1998, and his bonus compensation increased 6.5%, consistent with the increase in earnings per share from continuing operations.

     No payouts were made to the CEO under performance awards under the Long-Term Incentive Plan for the period ending May 31, 1999, as the Company did not meet its targeted return levels.

  Incentive Compensation

     Bonuses. Although the Bonus Plan is tied to current profitability, the Company has found it to provide a balance between incentives for current and long-term profitability. Since the payment is based on current year income, the incentive toward current profitability is obvious. However, since future compensation for the officers will continue to be based in large part on the Bonus Plan, the Plan also provides incentives to assure the long-term profitability of the Company.

     Long-term Incentives. Long-term incentives have historically been provided through stock options. The Compensation Committee views stock options as particularly appropriate long-term incentives because stock options align the interest of the employee/optionholders with those of the shareholder by providing value to the employee tied directly to stock option price increases. The Committee believes that providing long-term compensation tied to sustained financial achievement is also an appropriate method to motivate and reward the Company's top executive officers.

     To make the Company more competitive with comparable companies in providing long-term compensation to its executives, the Company adopted its Long-Term Incentive Plan ("LTIP") in 1997. Pursuant to the LTIP, the Compensation Committee has implemented a long-term incentive program which anticipates consideration of (i) annual stock option grants and (ii) long-term incentive awards based on achieving measurable criteria performance over a multiple year period, with payment in cash, stock or stock awards for achievement of those goals.

     For fiscal 1999, the LTIP awards were weighted heavily in favor of stock options, with significant stock option grants going to top executives. With the major restructuring which was occurring the Committee believed that the most appropriate incentive and the best measure of success of this restructuring would be the long-term growth of the Company's stock price. With the divestitures being completed in fiscal 1999, the Committee anticipates returning to more of a balance between annual stock options and long-term incentive awards tied to certain performance criteria of the Company's continuing operations. Stock options and performance awards granted to the CEO and other Named Executives are shown under "Option Grants" and "Performance Awards."

     Although the terms of the Company's 1990 Stock Option Plan and Long-Term Incentive Plan are flexible, all options granted in the past 15 years have been granted at 100% of the market value on the date of grant. As noted, pursuant to the long-term incentive program, the Compensation Committee currently intends to consider annual stock option grants and Performance Awards for the CEO and other selected executives. The Compensation Committee will continue to review the appropriate time for option grants for other employees. Among the factors which were considered for prior grants and which are likely to be considered for any new grants would be the position held by the participant in the Company, individual performance and the timing and amounts of previous grants.

  Tax Deductibility

     Section 162(m) of the Internal Revenue Code limits deductions for compensation paid to a publicly-held corporation's five most highly compensated executive officers to $1,000,000 per year per executive officer, excluding "performance based compensation" meeting certain requirements. Federal regulations issued under Section 162(m) define the provisions which compensatory plans must contain to qualify for the "performance based" exemption under
Section 162(m). The Company's 1990 Stock Option Plan qualifies for the exemption. The Compensation Committee intends to tailor the incentive programs under the LTIP to also qualify for the exemption. Since no officer's annual salary, plus bonuses, has reached $1,000,000, the Compensation Committee has not attempted to revise the Bonus Plan to satisfy the conditions for the exemption, but it may re-examine the matter if compensation paid thereunder would not otherwise be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of the Company. In all cases, however, whether or not some portion of a covered executive officer's compensation is tax deductible, the Company will continue to carefully consider the net cost and value to the Company of its compensation policies.

                            COMPENSATION AND STOCK OPTION COMMITTEE

                            John B. Blystone, Chairman
                            John F. Havens
                            Robert B. McCurry
                            Gerald B. Mitchell
                            Pete A. Klisares ex officio member

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five year cumulative total shareholder return on the Company's Common Shares, the S&P 500 Stock Index, the S&P Industrials Index and the S&P Iron & Steel 500 Index, in each case assuming that $100 was invested at May 31, 1994 and that dividends were reinvested when received. The Company has elected to include a comparison to the S&P Iron & Steel 500 Index, of which the Company is a component. This index is a more specific index relative to the Company's largest line of business.

                             WTHG                S&P 500            S&P INDUST.          IRON & STEEL 500
                             ----                -------            -----------          ----------------
May 1994                    100.00               100.00               100.00                  100.00
May 1995                    107.26               120.19               121.74                   84.25
May 1996                    106.29               154.37               156.66                   84.19
May 1997                     99.51               199.77               200.07                   87.17
May 1998                     97.54               261.08               258.24                   87.19
May 1999                     74.05               315.97               321.01                   75.40

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     Management will present at the Annual Meeting a resolution calling for the ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 2000. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions. That firm has audited the accounts of the Company since 1964.

                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company who intends to submit a proposal to the Company at the 2000 Annual Meeting of Shareholders must submit such proposal to the Company at its corporate offices not later than April 18, 2000 for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company's Proxy Statement and form of Proxy, such proposal must be received by the Company at its corporate offices prior to July 2, 2000 or the Company's management proxies for the 2000 Annual

Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's Proxy Statement or form of Proxy.

                                  10-K REPORT

     Consolidated financial statements for Worthington Industries, Inc. and its subsidiaries are included in the Worthington Industries, Inc. Annual Report to Shareholders which is attached as Appendix I to this Proxy Statement. Additional copies of these statements and the Company's Annual Report on Form 10-K for the year ended May 31, 1999 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained from the Company's Shareholder Relations Department at 1205 Dearborn Drive, Columbus, OH 43085. The Form 10-K is also on file with the Securities and Exchange Commission, Washington, D.C. 20549.

                                 OTHER MATTERS

     Management knows of no other business which may be brought before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE.

                                          By order of the Board of Directors.

                                          CHARLES D. MINOR, Secretary

Dated: August 16, 1999

                          WORTHINGTON INDUSTRIES, INC.
                                     PROXY

P

R

O The undersigned hereby constitutes and appoints John P. McConnell, John S. Christie and Charles D. Minor, or any of them, the proxy or
X proxies of the undersigned to vote at the Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") to be held
Y at the Worthington Industries, Inc. Athletic Center, 905 Dearborn Drive, Columbus, Ohio on September 23, 1999 at 2:00 P.M. and at any adjournments thereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at such meeting or any adjournments thereof.

                                                               -----------
                                                               SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE
                                                               -----------

[X]  Please mark
     votes as in
     this example.

     All Proxies previously given by the undersigned are hereby revoked. This Proxy will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR Proposals 1 and 2.

  1. The election of four directors, each for a                 2. Ratification of the selection of the firm   FOR  AGAINST ABSTAIN
     term of three years, expiring in 2002. Nominees:              of Ernst & Young LLP as auditors for the    [ ]    [ ]     [ ]
     John S. Christie, Michael J. Endres, Peter                    current fiscal year.
     Karmanos, Jr., and John H. McConnell.

        FOR                        WITHHELD                     3. In their discretion, the Proxies are
        ALL    [ ]             [ ] FROM ALL                        authorized to vote upon such other
      NOMINEES                     NOMINEES                        business (none known by the Company at
                                                                   the time of solicitation of this Proxy)
                                                                   as may properly come before the meeting
     [ ]                                                           and any adjournments thereof.
        --------------------------------------
        FOR all Nominees Except As Noted Above
                                                                          MARK HERE            MARK HERE
                                                                        FOR ADDRESS [ ]      IF YOU PLAN [ ]
                                                                         CHANGE AND            TO ATTEND
                                                                       NOTE AT LEFT          THE MEETING


                                                                If any changes are required to your address, please mark the address change box above, cross through the current information and print the new information. The new address will be used by the
                                                                Transfer Agent for all future communications, including proxies and dividend checks.

                                                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                                                COMPANY. PLEASE SIGN AND DATE THIS PROXY ON THE LINES BELOW AND
                                                                RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                Please sign your name exactly as it appears on this Proxy.
                                                                Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a
                                                                corporation, sign in full corporate name by authorized officer.






Signature:                               Date:                    Signature:                                Date:
           ---------------------------          --------------               ---------------------------          --------------

                       THE ANNUAL MEETING OF SHAREHOLDERS

                                  WILL BE HELD

                    THURSDAY, SEPTEMBER 23, 1999 AT 2:00 P.M.





                          WORTHINGTON INDUSTRIES, INC.

                                ATHLETIC CENTER

                               905 DEARBORN DRIVE

                                 COLUMBUS, OHIO